THE WARNACO GROUP, INC.
2005 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, (the "Agreement"), dated as of ___________, 20__, is made by and between The Warnaco Group, Inc., a Delaware corporation (the "Company"), and ___________, an employee of the Company or an Affiliate (the "Grantee").

WHEREAS, the Company has adopted The Warnaco Group, Inc. 2005 Stock Incentive Plan (the "Plan"), pursuant to which the Company may grant Shares which are restricted as to transfer (Shares so restricted hereinafter referred to as "Restricted Stock");

WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.    Grant of Restricted Stock Award

(a)    Grant of Restricted Stock.   The Company hereby grants to the Grantee ______ shares of Restricted Stock on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)    Incorporation of Plan.   The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.    Terms and Conditions of Award

The grant of Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)    Ownership of Shares.   Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to receive dividends with respect to such Stock and the right to vote such Stock.

(b)    Restrictions.   Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(d); provided, however, that this Award may be transferred to a Permitted Transferee if such transfer is without consideration; and provided, further, that, following such a transfer, the Award shall continue to be subject to the terms and conditions set forth in this Agreement and in the Plan. The Committee may, in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided in Section 2(d).

(c)    Certificate; Restrictive Legend.   The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in The Warnaco Group, Inc. 2005 Stock Incentive Plan (the "Plan") and an agreement entered into between the registered owner and the Company (the "Agreement"). Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(d)    Lapse of Restrictions.   Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(b) shall lapse with respect to thirty three and one-third percent (33-1/3%) of the shares of Restricted Stock granted hereunder on _________ (the "First Vesting Date") and with respect to an additional thirty three and one-third percent (33-1/3%) of such shares on each of the first and second anniversaries of the First Vesting Date, so long as the Grantee is employed by or providing services to the Company or an Affiliate as of the relevant date.

Upon each lapse of restrictions relating to Restricted Stock, the Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing a number of shares of Stock, free of the restrictive legend described in Section 2(c), equal to the number of shares of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of Stock.

(e)    Termination of Employment.   In the event that the Grantee ceases to be employed by the Company and its Affiliates prior to the lapsing of restrictions with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by the Grantee shall become free of such restrictions or be forfeited as follows:

(i) If the Grantee's employment is terminated due to his/her death or disability, as determined by the Committee, all restrictions applicable to 50% of the Restricted Stock then subject to this Award shall lapse as of the effective date such termination of employment;

(ii) If the Grantee's employment is terminated by the Company or an Affiliate for Cause, or if the Grantee voluntarily terminates his/her employment, all such Restricted Stock then held by the Grantee (or his/her legatees, personal representative or Permitted Transferees) shall be forfeited as of the date of such termination; and

(iii) If the Grantee's termination of employment is for any other reason (including a Grantee's ceasing to be employed by an Affiliate as a result of the sale of such subsidiary or an interest in such Affiliate), all Restricted Stock then held by the Grantee (or his/her legatees, personal representative or Permitted Transferees) as of the date of such termination of employment shall be forfeited as of the date of such termination unless otherwise determined by the Committee in its sole discretion.

Restricted Stock forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee's successors, heirs, assigns, personal representatives or Permitted Transferees shall thereafter have any further rights or interests in such shares or certificates. If certificates containing restrictive legends shall have theretofore been delivered to the Grantee (or his/her legatees, personal representative or Permitted Transferee), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

(f)    Additional Forfeiture upon Termination for Cause.   In addition to the forfeiture of Restricted Stock as provided in Section 2(e), if the Grantee's termination of employment or service is by the Company or an Affiliate for Cause (as defined below), the Grantee shall forfeit, and shall return to the Company without consideration, any Shares owned by the Grantee that were previously subject to this Award and with respect to which the restrictions applicable to such Shares lapsed during the six-month period immediately prior to such termination. To the extent the Shares subject to this Section 2(f) have been previously sold or otherwise disposed of by the Grantee, the Grantee shall repay to the Company the aggregate fair market value of such Shares on the date of such sale or disposition; provided, however, that to the extent such Shares have been previously sold or otherwise disposed of to a Permitted Transferee, the Grantee, without being relieved of the repayment obligation to be satisfied by such Permitted Transferees, may cause such repayment obligation to be satisfied by such Permitted Transferees.

[For purposes of this Agreement, "Cause" means (i) inadequate performance of the Grantee's duties and responsibilities with respect to the Company or any subsidiary; (ii) insubordination; (iii) conduct involving dishonesty with respect to the Company or any subsidiary; (iv) incompetence in the performance of the Grantee's duties and responsibilities with respect to the Company or any subsidiary; or (v) such other conduct that the Committee shall determine constitutes Cause. (definition may vary)]

(g)    Change in Control.   The following provisions shall apply in the event of a Change in Control (as defined below):

(i) If, within one year following a Change in Control, the Optionee's employment with the Company and its Affiliates terminates in a "qualifying termination" (as defined below), all restrictions applicable to such Restricted Stock then held by the Grantee (or his/her legatees, personal representative or Permitted Transferees, as applicable) shall immediately lapse as of the date of such termination.

(ii) If there shall occur a Change in Control pursuant to which this Restricted Stock Award is not to be assumed, then all restrictions applicable to such Restricted Stock then held by the Grantee (or his/her legatees, personal representative or Permitted Transferees, as applicable) shall immediately lapse as of immediately prior to such Change in Control.

(iii) For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events: (A) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act or group of persons acting jointly or in concert, but excluding a person who owns more than 5% of the outstanding shares of the Company as of May 23, 2005, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company (such stock, the "Voting Stock"); (B) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (C) approval by the stockholders of the Company of a complete liquidation or dissolution of all or substantially all of the assets of the Company.

(iv) For purposes of this Agreement, a "qualifying termination" shall mean a termination of the Grantee's employment or service by the Company or an Affiliate other than for Cause or by the Grantee for Good Reason. For purposes of this Agreement, "Good Reason" means any of the following acts or omissions that take place on or after the occurrence of a Change in Control: (A) a change of the Grantee's place of employment by more than 50 miles; or (B) a reduction in the Grantee's base salary or target bonus.

(h)    Income Taxes.   The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock (or, if the Grantee makes an election under Section 83(b) of the Code, in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made in the form of cash, Shares already owned by the Grantee which were acquired more than six months prior to the date of surrender under this Section 2(g), Shares otherwise issuable upon the lapse of restrictions, or in a combination of such methods. The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

Section 3.    Miscellaneous

(a)    Notices.   Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the

Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to Grantee's address appearing on the books of the Company or to the Grantee's residence or to such other address as may be designated in writing by the Grantee.

(b)    No Right to Continued Employment.   Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

(c)    Bound by Plan.   By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan including, but not limited to, Section 11(l) thereof (relating to compliance with applicable law and regulations).

(d)    Successors.   The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)    Invalid Provision.   The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)    Modifications.   No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)    Entire Agreement.   This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)    Governing Law.   This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i)    Headings.   The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)    Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the ____ day of ____________, 20__.

THE WARNACO GROUP, INC.

By: ____________________________________

Its: ____________________________________

[GRANTEE]

Signature: ________________________________

Printed Name: ____________________________

Address: ________________________________

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